EXHIBIT 1

JOINT FILING AGREEMENT

FISKER INC.

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to the joint filing on behalf of them of the Statement on Schedule 13G and any and all further amendments thereto, with respect to the securities of the above referenced issuer, and that this Agreement be included as an Exhibit to such filing.  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 16, 2021.

SPARTAN ENERGY ACQUISITION SPONSOR LLC

By:	AP Spartan Energy Holdings, L.P.,
its sole member

	By:	Apollo ANRP Advisors II, L.P.,
its general partner

		By:	Apollo ANRP Capital Management II, LLC,
its general partner

			By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO NATURAL RESOURCES PARTNERS II, L.P.

By:	Apollo ANRP Advisors II, L.P.,
its general partner

	By:	Apollo ANRP Capital Management II, LLC,
its general partner

		By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO COMMODITIES MANAGEMENT, L.P.,
with respect to Series IV thereof

By:		Apollo Commodities Management GP, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO COMMODITIES MANAGEMENT GP, LLC

By:		/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:		Apollo Management Holdings GP, LLC,
its general partner

	By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:		/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President